EXHIBIT 10.7

PARTIAL ASSIGNMENT & EXTENSION OF THE AMENDED AND RESTATED AGREEMENT OF SUB-LEASE (PERNIS)

THIS AGREEMENT is made effective the 1st day of April, 2018 BETWEEN:

1.	HEXION PERNIS LEASE B.V., Seattleweg 17, Building 4, 3195 ND Pernis - Rotterdam, the Netherlands (“the Assignor”);

2.	HEXION VAD B.V., Seattleweg 17, Building 4, 3195 ND Pernis - Rotterdam, the Netherlands (“the Assignee”); and

3.
SHELL NEDERLAND RAFFINADERIJ B.V., a company incorporated under the laws of The Netherlands with its registered office at Vondelingenweg 601, 3196 KK Vondelingenplaat, Rotterdam, The Netherlands (“Shell”).

The 3 parties above collectively referenced as “the Parties”.

WHEREAS

(A)	Shell has leased its premises at Vondelingenweg 601, 3196 KK Vondelingenplaat, Rotterdam, The Netherlands (“Pernis Site”) from the municipality of Rotterdam (“Lease Agreement”);

(B)
Shell, Hexion B.V. and the Assignee, have executed agreements for the mutual provision at the Pernis Site of Services, Utilities, Materials and Facilities dated the date hereof (the “SUMF Agreements”);

(C)
Shell and Hexion B.V., as successor in interest of Shell Epoxy Resins Nederland B.V. entered into an Agreement of Sub-Lease dated October 29, 1999 for the Area (as hereinafter defined) at the Pernis site (the “Original Sub-Lease”) and subsequently amended and restated the Original Sub-Lease, by entering into an “Amended and Restated Agreement of Sub-Lease” (“the Amended and Restated Sub-Lease”) dated effective November 1, 2000;

(D)
The Lease Agreement is attached to the Amended and Restated Sub-Lease as Exhibit A and the approval of the municipality of Rotterdam for the Original Sub-Lease is evidenced by a letter of the Port of Rotterdam to Shell dated October 28, 1999 attached to the Amended and Restated Sub-Lease as Exhibit B;

(E)
Hexion B.V. assigned its rights and obligations in and to the Amended and Restated Sub-Lease to the Assignor pursuant to that certain Agreement of Transfer and Sublease Pernis Lease Agreement, dated November 6, 2015;

(F)
Pursuant to Article 1 of the Amended and Restated Sub-Lease, Shell has granted to the Assignor (referenced as “Newco” under such agreement) and the Assignor has taken on by way of sublease two parcels of land: one parcel of land contains the Resins Plant and its related facilities (the "Resins Parcel") and the other parcel of land contains the Versatics Plant and its related facilities (the "Versatics Parcel") with both the Resins Parcel and the Versatics Parcel being described in the Amended and Restated Sub-Lease in Exhibit C, but which the Parties desire to revise as attached to this Agreement as Exhibit C, and which shall replace the Exhibit C to the Amended and Restated Sub-Lease (hereinafter referred to collectively as the “Area”);

(G)
Pursuant to Article 12 of the Amended and Restated Sub-Lease, the Assignor (referenced as “Newco” under such agreement) is entitled to assign the Amended and Restated Sub-Lease to an Affiliate (as defined in the SUMF Agreements); The Assignor has expressed its desire to assign all its rights, title, interests, obligations and liabilities in the Amended and Restated Sub-Lease for the Versatics Parcel to its Affiliate the Assignee (“the Partial Assignment”); and

(H)
Pursuant to Article 3 of the Amended and Restated Sub-Lease, the Parties have expressed their intent to extend the term of the Amended and Restated Sub-Lease in addition to the other terms and conditions of this Agreement (“the Extension”).

NOW, THEREFORE, the Parties agree as follows subject to the terms of the Amended and Restated Sub-Lease:

Article 1 - Amendment of Exhibit C; Partial Assignment

1.
Exhibit C to the Amended and Restated Sub-Lease, containing descriptions of the Resins Parcel and the Versatics Parcel, is amended and restated in its entirety, and replaced with the Exhibit C attached to this Agreement.

2.
The Assignor assigns to the Assignee all its rights, title and interests, liabilities and obligations in the Amended and Restated Sub-Lease for the Versatics Parcel to the Assignee. For the avoidance of doubt, this Partial Assignment does not relate to the Resins Parcel.

The Assignee accepts the Partial Assignment and will be substituted in all the rights, title and interests, liabilities and obligations of the Assignor for the Versatics Parcel under the Amended and Restated Sub-Lease. It is contemplated that such Partial Assignment will be effective on 1 April 2018 (the “Effective Date”).

3.
Shell hereby gives its consent to the Partial Assignment and the substitution of the Assignee to all the rights and obligations of the Assignor for the Versatics Parcel under the Amended and Restated Sub-Lease.

3.
Undertaking: by accepting the Partial Assignment, the Assignee hereby undertakes to substitute itself for the Assignor, to be bound by and perform all the rights and obligations of Assignor for the Versatics Parcel under the terms of the Amended and Restated Sub-Lease as from the Effective Date (the Assignor remaining liable for any performance or failure to perform any of its obligations under the Amended and Restated Sub-Lease for the Resins Parcel and the Assignor remaining liable for any performance or failure to perform any of its obligations under the Amended and Restated Sub-Lease for the Versatics Parcel prior to the Effective Date).

Article 2 - Extension

As a consequence of having executed the “SUMF Agreements”, referenced in the preamble, the Parties agree to extend the term of the Amended and Restated Sub-Lease for fifteen (15) years from the Effective Date, provided that if the term of the SUMF Agreements are extended the term of the Amended and Restated Sub-Lease shall be automatically extended for the same period.

Article 3 - Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Article 4 - Further Action

From and after the Effective Date, if any further action is necessary to carry out the purposes of this Agreement, Assignee and Assignor shall take such further action (including the execution and delivery of such further documents and instruments) as either Assignee or Assignor may reasonably request, all at the sole expense of the requesting party.

Article 5 - Compliance with the Lease Agreement and with the Amended and Restated Sub-Lease

Unless the context shall otherwise require, terms used and not defined herein shall have the meanings set forth in the Lease Agreement and the Amended and Restated Sub-Lease.

All procedures and other provisions set forth in the Lease Agreement and the Amended and Restated Sub-Lease shall govern this Agreement, unless otherwise provided herein. Except as expressly modified by this Agreement, the terms and conditions of the Lease Agreement and the Amended and Restated Sub-Lease, shall remain in full force and effect. This Agreement is binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease Agreement and the Amended and Restated Sub-Lease conflict with or are inconsistent with this Agreement, the terms and conditions of this Agreement shall prevail.

Article 6 - Entire Agreement

This Agreement, together with the Lease Agreement and the Amended and Restated Sub-Lease, constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

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